                                                                    EXHIBIT 10.5



                            LEASE WITH OPTION TO PURCHASE
                                    By and Between
                           Raija Olkkola & Joseph Grammel,
                               Co-Trustees of THO Trust
                                         and
           High Voltage Engineering, Inc./Anderson Carbolon Group Division


This indenture of lease executed this 15th day of July, 1996, by and between Raija Olkkola & Joseph Grammel, Co-Trustees of THO Trust, u/d/t dated and recorded in the Worcester Northern District Registry of Deeds in Book,.........
Page (hereinafter called the Landlord) of Leominster, Massachusetts and High Voltage Engineering, Inc./Anderson Carbolon Group Division (hereinafter collectively called the Tenant), of Sterling, Massachusetts.


                                   WITNESSETH
                                   ----------


ARTICLE I - Premises
--------------------

Landlord hereby leases to Tenant and Tenant hereby leases from Landlord, subject to and with the benefit of the terms, covenants, conditions and provisions of this Lease, a portion of the premises owned by Landlord in the City of Leominster, Massachusetts, located at 1320 Central Street, Leominster, MA, and more fully described in Exhibit "A" attached hereto (hereinafter called the Premises), together with the manufacturing buildings thereon (hereinafter called the Building). The parties agree that the exact land area to be leased will be determined by preparation of a recordable plan, as set forth in Article 8 of this agreement.


ARTICLE 2 - Term
----------------

TO HAVE AND TO HOLD for an initial term (the "Initial Term") of Five (5) years commencing on August, 1996 and expiring on June 30, 2001.


ARTICLE 3 - Rent
----------------

3.1. THE FIXED RENT. Tenant covenants and agrees to pay the rent to Landlord at the address set forth on the first page hereof (the "Original Address of Landlord") or such other place as Landlord may by notice in writing to Tenant from time to time direct, at the annual rental as set forth in Exhibit B attached hereto.


3.2. ADDITIONAL RENT. In order that the -Fixed rent shall be absolutely net to Landlord, Tenant covenants and agrees to pay, a's additional rent, taxes, betterment assessments, insurance costs, and utilities charges with respect to the Premises provided in this Section 3.2. as follows:


       a. TAXES AND ASSESSMENTS. Tenant shall pay, directly to the authority charged with collection thereof, and within ten (10) days of due date, all taxes, assessments, special assessments, water and sewer rents, rates and charges, charges for public utilities, excises, levies, license and permit fees and other governmental charges, general and special, ordinary and extraordinary, foreseen and unforeseen, of any kind and nature, which at any time during the Term may be imposed, levied or assessed by, or become payable to, the municipality or any governmental authority having jurisdiction of the Premises, for or in respect of the Premises or which may become a lien on the Premises, for each tax period wholly included in the Term, all such payments to be made not less than ten (10) days before due date on which the same may be paid without interest or penalty, provided that for any fraction of a tax period included in the Term at the beginning or end thereof, Tenant shall pay to Landlord; within seven (7) days after receipt of invoice therefor, the fraction of taxes so levied or assessed or becoming payable which is allocable to such included period. Tenant shall promptly after payment thereof furnish Landlord reasonable evidence of each payment. Either party paying any tax shall be entitled to recover, receive and retain for its own benefit all abatements and refunds of such tax, unless it has previously been reimbursed by the other party. Neither party shall discontinue any abatement proceedings begun by it without first giving the other party written notice of its intent to do so and reasonable opportunity to be substituted in such proceedings.


       b. INSURANCE. Tenant shall, as additional rent, take out and maintain from the date of possession through the term of this lease the following insurance protecting Landlord and naming Landlord as additional insured:

              (1) Fire insurance, with endorsement for extended coverage, and debris removal and demolition, in an initial amount of $2,000,000.00 or in such greater amount as may be determined by agreement of the parties from time to time.


              (2) Comprehensive liability insurance indemnifying Landlord and Tenant against all claims and demands for any injury to person or property which may be claimed to have occurred on the Premises or on the sidewalk or ways adjoining the Premises, in amounts of at least $2,000,000.00 single limit and $500,000.00 for property damage, and from time to time during the Term, for such higher limits, if any, as are customarily carded in the area in which the Premises are located on property similar to the Premises and used for similar purposes: and workmen's compensation insurance with statutory limits covering all of Tenant's employees working on the Premises.


              (3) Insurance against such other hazards as may from time to time be required by any bank, insurance company or other lending institution holding a first mortgage on the Premises, provided that such insurance is customarily carried in the area in which the Premises are located on property similar to the Premises and used for similar purposes.


               (4) Policies for insurance required under the provisions of subsection (1) and (3) above shall, in case of loss, be first payable to the holders of any mortgages on me Premises under a standard mortgagee's clause, and shall, if requested, be deposited with the holder of any mortgage. In the event provision for any such insurance is to be by a blanket insurance policy, the policy shall allocate a specific and sufficient amount of coverage to the Premises.


              (5) All insurance which is carried by either party with respect to the Premises, whether or not required, shall include provisions which either designate the other party as one of the insured or deny to the insurer acquisition by subrogation of rights of recovery against the other party to the extent such rights have been waived by the insured party prior to occurrence of loss of injury, insofar as, and to the extent that such provisions may be effective without making it impossible to obtain insurance coverage from responsible companies qualified to do business in the state in which the Premises are located. Each party hereby waives all rights of recovery against the other for loss or injury or claim against which the waiving party is protected by insurance containing said provisions.


       c. UTILITIES. Tenant shall pay from date of possession and during the term of this lease directly to the proper authorities charged with the collection thereof all charges for water, sewer, gas, electricity, telephone and other utilities or services used or consumed on the Premises wholly during the term, whether called, charge, tax, assessment, fee or otherwise, including without limitation, water and sewer use charges and taxes, if any, all such charges to be paid as the same from time to time become due. It is understood and agreed that Tenant shall make its own arrangements for such utilities and that Landlord shall be under no obligation to furnish any utilities to the Premises and shall not be liable for any interruption or failure in the supply of any such utilities to the Premises.


       d. NET LEASE. This Lease shall be deemed and construed to be a "Net, Net, Net Lease" and except as herein otherwise expressly set forth Tenant shall pay to Landlord, absolutely net throughout the Term of this Lease, the Fixed Rent, Additional Rent and other payments hereunder, free of any charges, assessments, impositions or deductions of any kind and without abatement, deduction or set-off, and under no circumstances or conditions, whether now existing or hereafter arising, or whether beyond the present contemplation of the parties, shall Landlord be expected or required to make any payment of any kind whatsoever to be under any other obligation or liability hereunder, except as herein otherwise expressly set forth.


ARTICLE 4 - Tenant's Additional Covenants
-----------------------------------------

4.1. AFFIRMATIVE COVENANTS. Tenant covenants at its expense at all times during the Term and such further time as Tenant occupies the Premises or any part. thereof:


       a. REPAIR AND MAINTENANCE. Except as otherwise provided in ARTICLE 5 to keep the Premises including, without limitation, the exterior and structure of all improvements thereon and all heating, plumbing, electrical, air-conditioning, mechanical and other fixtures and equipment therein-in the same order, condition and repair as they are on the commencement hereof or may be put in during the Term, reasonable use and wear only excepted; to take good care of all lawris and planted areas to provide for landscaping and keep in good repair, dean, neat and free of snow and ice all surfaced roadways, walks, parking and loading areas; and to make all repairs and replacements and to do all other work necessary for the foregoing purposes whether the same may be ordinary or extraordinary, foreseen or unforeseen. It is further agreed that the exception of reasonable use and wear shall not apply so as to permit Tenant to keep the Premises in anything less than suitable, tenantlike, and efficient and usable condition considering the nature of the Premises and the use reasonably made thereof, or in less than good and tenantlike repair.


The Landlord and Tenant agree that Tenant can make repairs to Premises set forth in Tenant letter of April 2, 1996 (see Exhibit "B" attached hereto) without the consent of Landlord. Tenant agrees to notify Landlord when work is commenced and completed. Tenant agrees that all work will be done in good and workmanlike manner, meet all federal, state and local codes, and Tenant will not suffer the Landlords premises to any lien, suit, judgment or demand.


       b. COMPLIANCE WITH LAW. To make all repairs, alterations, additions or replacements to the Premises required by any law or ordinance or any order or regulation of any public authority; to keep the Premises equipped with all safety appliances so required" and to comply with the orders and regulations of all governmental authorities, except that Tenant may defer compliance so long as the validity of any such law ordinance, order or regulation shall be contested by Tenant in good faith and by appropriate legal proceedings, if Tenant first gives the Landlord appropriate assurance against any loss, cost or expense on account thereof.


       c. PAYMENT FOR TENANT'S WORK. To pay promptly when due the entire cost of any work to the Premises undertaken by Tenant so that the Premises shall at all times be free or liens for labor and materials; to procure all necessary permits before undertaking such work; to do all of such work in a good and workmanlike manner, having first complied with the provisions of Section 4.1.a. hereof, employing materials of good quality and complying with all governmental requirements and to save Landlord harmless and indemnified from all injury, loss, claims or damage to any person or property occasioned by or growing out of such work.



       d. INDEMNITY. To assume exclusive control of the Premises, and the adjacent sidewalks, if any, and all tort liabilities incident to the control or leasing thereof, and to defend, indemnify and save Landlord harmless from all injury, loss, claim or damage to or of any person or property while on the Premises unless arising from any omission fault, negligence or other misconduct of Landlord; and to defend, indemnify and save Landlord harmless from all injury, loss, claim or damage to or of any person or property anywhere occasioned by any omission, fault, neglect or other misconduct of Tenant.



        e. PERSONAL PROPERTY AT TENANT'S RISK. That all of the furnishings, fixtures, equipment, effects and property of every kind, nature and description of Tenant and of all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or to be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any other person, for any injury, loss, damage or liability to the extent prohibited by law. Landlord shall execute and deliver from time to time, as requested by Tenant, a Landlord waiver of any lien in or to tenants personal property provided that Tenant is not in default under the payment of terms of this lease.


        f. YIELD UP. At the expiration of the Term or earlier termination of this Lease: to surrender all keys to the Premises, to remove all of its tradefixtures and personal property in the Premises, to remove such installations made by it as Landlord may request and all Tenants signs wherever located, to repair all damage caused by such removal and to yield up the Premises (including all installations and improvements made by Tenant except for trade fixtures and such of sold installations or improvements as Landlord shall request Tenant to remove), broom-clean and in the same good order and repair in which Tenant is obliged to keep and maintain the Premises by the provisions of this Lease subject to Article 5. Any property not so removed shall be deemed abandoned and may be removed and disposed of by Landlord in such manner as Landlord shall determine and Tenant shall pay Landlord the entire cost and expense incurred by it in effecting such removal and disposition and in making any incidental repairs and replacements to the Premises and for use and occupancy during the period after the expiration of the Term and prior to its performance of its obligations under this Section 4.1.f. Tenant shall further indemnify Landlord against all loss, cost and damage resulting from Tenant's failure and delay in surrendering the Premises as above provided.


4.2. NEGATIVE COVENANTS. Tenant covenants at all times during the Term and such further time as Tenant occupies the Premises or any part thereof:


       a. ASSIGNMENT, SUBLETTING, ETC. Not to assign or transfer this Lease or to sublease (which term shall be deemed to include the granting of concessions and licenses and the like) all or any part of this Premises or suffer or permit this Lease or the leasehold estate hereby created or any other rights arising under this Lease to be assigned or transferred, in whole or in part, whether voluntarily, involuntarily or by operation of law, or permit the occupancy of the Premises by anyone other than Tenant without obtaining written permission of Landlord. Any attempted assignment, transfer, sublease or other transfer without Landlord's written permission, shall be void. In the event Landlord gives its written permission to an assignment or subletting of premises, in whole or in part, same shall not be deemed a release of Tenant from any liability to Landlord under this Lease. Notwithstanding the above, Tenant may grant a leasehold mortgage on its tenancy hereunder to it or its affiliates' present institutional lenders.


       Notwithstanding the foregoing, the Tenant may at any time and from time to time (i) transfer or assign this to any affiliate, subsidiary, parent or other person or entity controlled by Tenant, controlling Tenant or under common control of tenant. Notwithstanding the above shall be deemed a release of Tenant from liability under this lease.


       b. OVERLOADING, NUISANCE, ETC. Not to injure, overload, deface or otherwise harm the Premises; nor commit any nuisance; not permit the emission of any objectionable noise or odor; nor make, allow or suffer any waste; nor make any use of the Premises which is improper, offensive or contrary to any law or ordinance or which will invalidate any of Landlord's insurance; nor conduct any auction, fire, "going out of business" or bankruptcy sales.

       Landlord represents and warrants that as of the commencement of this lease, landlord to the best of its knowledge, information and belief has not received any notice regarding violation of any applicable law regarding the structure, dimensions, use, occupancy or status of the Building or other Premises, excluding the matters referred to in Pine & Swallow report dated ______ as amended.


       c. INSTALLATION, ALTERATIONS OR ADDITIONS. Not to make any installations, alterations or additions in, to or on the Premises (including, without limitation, buildings, lawns, planted areas, walks, roadways, parking and loading areas) nor to permit the making of any holes in the walls, partitions, ceiling or floors without on each occasion obtaining the prior written consent of Landlord, and then only pursuant to plans and specifications approved by Landlord in advance in each instance, excluding items set for in Tenants letter dated April 2, 1996 and shown as Exhibit B attached hereto.



ARTICLE 5 - Casualty or Taking
------------------------------

       5.1. TERMINATION. In the event that the Premises, or any material part thereof, shall be taken by any public authority or for any public use, or shall be destroyed or damaged by fire or casualty, or by the action of any public authority, then this lease may be terminated at the election of Tenant. Such election, which may be. made notwithstanding Landlord's entire interest may have been divested, shall be made by the giving of written notice by Tenant to Landlord within thirty (30) days after the right of election accrues.


       5.2. RESTORATION. If Tenant does not exercise said election, this Lease shall continue in force and a just proportion of the rent reserved, according to the nature and extent of the damages sustained by the Premises, shall be suspended or abated until the Premises, or what may remain thereof, shall be put by Landlord in proper condition for use, which Landlord covenants to do with reasonable diligence to the extent permitted by the net proceeds of insurance recovered or damages awarded for such taking, destruction or damage and subject to zoning and building laws then in effect.

       In the event Landlord does not restore or rebuild the structure, Tenant may exercise it option to purchase the premises, in the Condition it is then in and shall pay to Landlord, the option price less insurance proceeds received by Landlord, for the structures and any appurtenant rights.



ARTICLE 6 - Remedies
--------------------

       6.1. LANDLORD'S RIGHT TO CURE DEFAULTS. The Landlord may, but shall not be obligated to cure, at any time without notice, any default by the Tenant under this Lease; and whenever the Landlord so elects, all costs and expenses incurred by the Landlord, including reasonable attorney's fees, shall be paid by the Tenant to the Landlord within ten (10) days after demand.



       6.2. REMEDIES CUMULATIVE. Any and all rights and remedies which Landlord may have under this Lease, and at law and equity, shall be cumulative and shall not be deemed inconsistent with each other, and any two or more of all such rights and remedies may be exercised at the same time insofar as permitted by law.



ARTICLE 7 - Miscellaneous Provisions
------------------------------------

       7.1. NOTICES FROM ONE PARTY TO THE OTHER. All notices required or permitted hereunder shall be In writing and shall be deemed duly served if and when mailed by registered or certified mail, postage prepaid, addressed if to Tenant at c/o Richard A. Cella, Esq., 65 Pleasant Street, P.O. Box 297, Leominster, Massachusetts or such other address as Tenant shall have last designated, by notice in writing to Landlord, and if addressed to Landlord, at the Original Address of Landlord or such other address as Landlord shall have last designated by notice in writing to Tenant.



       7.2. QUIET ENIOYMENT. Landlord agrees that upon Tenant's paying the rent and performing and observing the agreements, conditions and other provisions on its part to be performed and observed, Tenant shall and may peaceably and quietly have, hold and enjoy the Premises during the lease Term without any manner of hindrance or molestation from Landlord or anyone claiming under Landlord, subject, however, to the terms of this Lease.



       7.3. LEASE NOT TO BE RECORDED. Tenant agrees that it will not record this Lease. Both parties shall, upon the request of either, execute and deliver a notice or short form of this Lease in such form, if any, as may be permitted by applicable statute and which shall be sufficient to place Tenant's Article _ option and right to grant a leasehold mortgage of record.



       7.4. ACTS OF GOD. In any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipments, governmental regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which work shall be completed, whether such time be designated by a fixed date, a fixed time or "a reasonable time", and such time shall be deemed to be extended by the period of such delay.



       7.5. APPROVALS AND CONSENT. Whenever the consent or approval of either party if required hereunder, the same shall not be unreasonably withheld or delayed.



       7.6. APPLICABLE LAW AND CONSTRUCTION. This Lease shall be governed by and construed in accordance with the laws of the state in which the Premises are located and, if any provisions of this Lease shall to any extent be invalid, the remainder of this Lease shall not be affected thereby. There are no oral or written agreements between Landlord and Tenant affecting this Lease. This Lease may be amended, and the provisions hereof may be waived or modified, only by instruments in writing executed by Landlord and Tenant. The titles of the several Articles and Sections contained herein are for the convenience only and shall not be considered in construing this Lease. Unless repugnant to the context, the words "Landlord" and "Tenant" appearing in this Lease shall be construed to mean those named above and their respective heirs, executors, administrators, successors and assigns, and those claiming through or under them respectively. If there be more than one tenant the obligations imposed by this Lease upon Tenant shall be joint and several.



       7.8 SUBORDINATION. The TENANT agrees that upon request of the LANDLORD, or the holder of the LANDLORD's interests, TENANT will subordinate this lease to any mortgage now or hereafter placed against the Premises with the same force and effect as if said mortgage were executed, delivered and recorded prior to the execution and delivery of the Lease provided, however that LANDLORD shall deliver to TENANT an agreement by the mortgagee not to disturb TENANT's possession or the possession by or right of Tenant's mortgagee of Tenant's leasehold interest after foreclosure if the TENANT is not then in default under the provisions of this Lease; and the TENANT further agrees to recognize said mortgagee as Lessor hereunder for the remainder of the term. The TENANT agrees that it will, upon the request of the LANDLORD, execute, acknowledge and deliver any and all instruments which the LANDLORD may, from time to time, desire in order to effect such subordination hereby constituting the LANDLORD irrevocably as the attorney in fact of the TENANT to execute, acknowledge and deliver such instrument in the event of failure or refusal on the part of the TENANT to do so. As used herein, the term "mortgage" shall include any modification, consolidation, extension, renewal, replacement or substitution of any existing or subsequent mortgage upon the property.



       7.9 Attornment

       Should LANDLORD assign this Lease or should LANDLORD enter into a mortgage or financing arrangement effecting LANDLORD's fee interest or leasehold interest, as the case may be, TENANT shall be bound to such assignee or mortgage under all the terms, covenants, and conditions of this Lease for the balance of the term remaining, subject to Section 7.8 and TENANT shall attorn to such succeeding party as the LANDLORD under this Lease, promptly and upon such succession. TENANT agrees that should any party so succeeding to the interest of the LANDLORD require a separate agreement of attornment regarding the matters covered by this Lease, then TENANT shall enter into any such "attornment agreement" provided the same does not modify any of the provisions of this Lease and has no adverse effects upon TENANT'S continued occupancy of the Premises.

       7.10 Estoppel Certificate
            --------------------

       Within ten (10) days after request therefor by LANDLORD or TENANT, or upon any sale, assignment or hypothecation of the Premises and/or the leasehold interest and/or the land thereunder by LANDLORD or TENANT, if any estoppel certificate shall be required by either party, LANDLORD or TENANT agrees to deliver in recordable form such certificate to any proposed mortgagee or purchaser, or to LANDLORD or TENANT certifying that this lease is in full force and effect and that there are no defenses or offsets thereto, or stating those claimed by either party and stating or certifying as to such other matters as the requesting person shall reasonably require.



       7.11 Environmental Warranty
            ----------------------

       TENANT will not allow the release or the creation by it of a present threat of a release of oil or hazardous materials as such terms are defined by Massachusetts General Laws, Chapter 21 E on the demised premises and the TENANT will prevent any such release or threat of release by it on or in the Demised Premises during the term of this Lease and will comply with the provisions of 42 USC 9601 et seq., 42 USC 6901, et seq., or any other state, federal or municipal law which relates to the use, storage, transportation, disposal or release of foil or hazardous materials by it. TENANT shall indemnify, defend and hold LANDLORD harmless against all loss, liability, damage and expense including attorney's fees suffered or incurred by LANDLORD under or on account of the enforcement of any of the aforementioned environmental laws, including without limitation the filing of a lien against the Premises in favor of the Commonwealth of Massachusetts, the government of the United States of America or any other governmental body or any of their agencies. The foregoing indemnity and undertaking by Tenant shall not apply to (i) any matter or contaminates caused by any other person, including Landlord or (ii) any matter or contaminates existing as of the commencement of the Lease and disclosed in the Pine & Swallow Report hereinafter referenced.

       The Tenant acknowledges receipt of environmental report of Pine & Swallow Associated, Inc. dated April 19, 1996 (the "Environmental Report").

       7.12 PRIOR ACREEMENTS SUPERSEDED. This Lease constitutes the entire agreement between the parties pertaining to the subject matter hereof and supersedes all prior and contemporaneous agreements and understandings of the parties in connection therewith.



ARTICLE 8 - Option to Purchase Real Estate
------------------------------------------

       The TENANT shall have the option to purchase the Premises including the Building and all fixtures and personal property of Landlord for FOUR HUNDRED TWENTY-FIVE THOUSAND and no/100 ($425,000.00) DOLLARS and upon the following additional terms and conditions:



       The Landlord agrees that upon signing of this Lease it shall undertake to engage the services of a land surveyor to prepare a plan of the Premises to be leased and conveyed to Tenant, such plan will provide for a lot which will provide the Tenant, if it exercises its option to purchase the lot, to have a lot that is to be conveyed under an ANR plan, that meets the set back, Building and dimensional and all other requirements of the zoning ordinance, building codes and other applicable laws of the City of Leominster and the Commonwealth of Massachusetts, and has such appurtenant rights and easements as are necessary and appropriate to allow ingress and egress for Tenants and its licenses and invitees. Both Landlord and Tenant recognized that cross easements or mutual easements will be necessary, all parties will review the prepared plan prior to submission to the City of Leominster for approval for comment and revisions that are mutually satisfactory.



       The lot to be created will be a separate tax parcel, similar to Exhibit ______ attached, will abut a public way of the City of Leominster and will have direct, lawful vehicular access thereto and will have a full metes and bounds closed legal description showing no less than 3.6, plus or minus acres, the plan shall be more precise.

       The LANDLORD shall convey by quitclaim deed, a good clear and marketable title, its interest and the land and Buildings, appurtenances and rights leased to the Tenant. Landlord shall convey by bill of sale any personal property. The plan of land, creating the Lot shall be in recordable form.



ARTICLE 9 - Purchase Price
--------------------------

       Said purchase price of Four Hundred Twenty-Five Thousand and no/100 ($425,000.00) Dollars shall be paid as follows:



a.     Down payment................................................ $ 10,000.00
       to be paid with execution of this Lease,
       and which is non-refundable and is to be
       considered the option payment



b.     A payment of................................................  415,000.00
       to be paid by cash, treasurer's check,
       certified check or a combination of
       same at the consummation of transaction*


                                                                    -----------
                                        Total:                      $425,000.00



       *Less Credit for one-half (1/2) of rental payments made under this Lease, and option paymentof $10,000.00, and any other adjustments that are normal and customary for a real estate transaction of this type and as are consistent with this Lease. The Landlord shall deliver all documents necessary and reasonable to a transaction of this type, including if necessary IRPTA Affidavits, 1099 Tax Reporting Information and Title Insurance Affidavits as Tenant or Seller shall reasonably require.

ARTICLE 10 - Place and Time of Closing
--------------------------------------

       The transfer of title to the subject Premises to TENANT shall be consummated at the Office of the Seller's Attorney, Richard A. Cella, 65 Pleasant Street, Leominster, Massachusetts, at such time between 9:00 a.m. and 3:00 p.m. and on a business day no later than ninety (90) days after TENANT exercises its option under this agreement, or at such time and place as maybe mutually agreed upon by the parties.



       If TENANT fails to notify LANDLORD of the date and time selected for consummating the transaction, the transaction shall be consummated at 2:00 p.m. on the ninetieth day after TENANT gives notice of the exercise of this option.



ARTICLE 11 - Defective Title
----------------------------

       In the event LANDLORD shall be unable to convey good and sufficient title to the subject premises, free and clear of all liens and encumbrances, other than those described or mentioned in LANDLORD'S description of the premises set forth in this option, TENANT shall have the option to accept such title as LANDLORD can convey and to pay therefor the full purchase price as specified in Paragraph (33) hereinabove, less a credit for the cost to correct any title defect, or remove any liens or encumbrances.



ARTICLE 12 - Consummation of Transaction
----------------------------------------

       The transaction shall be consummated by LANDLORD:



(a) Executing and delivering to TENANT a Quitclaim Deed, properly executed and bearing the tax stamps required by law and recording same in the Worcester Northern District Registry of Deeds and such other documents and instruments contemplated hereby.

  and by TENANT:

  (b) Delivering to LANDLORD cash, cashiers check, certified check or the like for the total amount of Four Hundred Fifteen Thousand and no/100 ($415,000.00) Dollars, less any credits for rent and deposits and normal adjustments for rent, real estate taxes, fuel, oil, recording fees and expenses normal and customary in Real Estate transactions of this type.



ARTICLE 13 - Non-Refundable Down Payment
----------------------------------------

  The deposit of Ten Thousand and no/100 ($10,000.00) Dollars referred to in
Article 9 is non-refundable other than Landlord's failure or inability to perform upon Tenant's exercising its Article 8 option.



  IN WITNESS WHEREOF, the execution hereof under seal on the day and year first above written.


---------------------------------       THO Trust
Witness
                                        By: /s/ Raija Olkkola
---------------------------------       ----------------------------------
Witness                                     Raija Olkkola, Trustee

                                        By: /s/ Joseph Grammel
                                        ----------------------------------
                                            Joseph Grammel, Co-Trustee

---------------------------------       High Voltage Engineering, Inc.
Witness
                                        By: /s/ Joseph W. McHugh, Jr.  7/18/96
                                        ----------------------------------
                                            Its duly authorized official
                                            V.P., CFO, Clerk